UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

Pursuant to the Indenture, dated as of January 29, 2007, among Lexington Realty Trust, which we refer to as the Trust, certain subsidiaries of the Trust and U.S. Bank National Association, as trustee, or the Trustee, as supplemented by the Fourth Supplemental Indenture, dated as of December 31, 2008, the Sixth Supplemental Indenture, dated as of January 26, 2010, the Seventh Supplemental Indenture, dated as of September 28, 2012, the Eighth Supplemental Indenture, dated as of February 13, 2013, the Ninth Supplemental Indenture, dated as of May 6, 2013, the Tenth Supplemental Indenture, dated as of June 13, 2013, and the Tenth Supplemental Indenture, dated as of September 30, 2013, the Trust gave notice to the Trustee that the conversion rate on the Trust's 6.00% Convertible Guaranteed Notes has adjusted, effective July 1, 2014, to a current conversion rate of 149.6190 common shares per $1,000 principal amount of the notes, representing a conversion price of $6.68 per common share.
The information furnished pursuant to this “Item 7.01 - Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: July 1, 2014	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer